Exhibit 99.1

Vor Bio Appoints Accomplished Oncology and Cancer Immunotherapy R&D Executive, Fouad Namouni, M.D., to its Board of Directors

CAMBRIDGE, Mass., May 2, 2024 (GLOBE NEWSWIRE) — Vor Bio (Nasdaq: VOR), a clinical-stage cell and genome engineering company, today announced the appointment of Fouad Namouni, M.D., to its Board of Directors. Dr. Namouni currently serves as President of Research & Development at Blueprint Medicines, bringing a wealth of industry experience and expertise to Vor Bio’s Board.

In his role at Blueprint Medicines, Dr. Namouni has demonstrated exceptional leadership in building the company’s fully integrated business and advancing a broad pipeline of innovative medicines to address significant medical needs in oncology/hematology and allergy/inflammation. With over two decades of experience in clinical development, regulatory affairs, and medical affairs within the biotechnology and pharmaceutical industries, Dr. Namouni’s insights and strategic guidance will be invaluable to Vor Bio as it continues to advance its novel approach to curing acute myeloid leukemia.

“We are thrilled to welcome Dr. Namouni to Vor Bio’s Board of Directors,” said Dr. Robert Ang, President and CEO of Vor Bio. “His deep oncology development experience will be invaluable as Vor Bio navigates toward late phase trials and beyond.” Matthew R. Patterson, Chairman of Vor Bio, added, “Dr. Namouni’s decades of industry experience in both pharmaceutical and biotechnology research and development complements and strengthens the diverse perspectives on Vor’s Board and I look forward to working closely with him.”

Dr. Namouni has over 20 years of oncology and cancer immunotherapy drug development expertise, as well as clinical experience as a pediatric oncologist. Prior to his current role as President of Research & Development, at Blueprint Medicines, Dr. Namouni held multiple senior leadership positions at Bristol-Myers Squibb where he played a pivotal role in the development and commercialization of groundbreaking oncology therapies including Opdivo® and Yervoy®. Throughout his career, Dr. Namouni has been dedicated to driving scientific innovation and improving patient outcomes.

“With innovative science, sound strategy and strong leadership, Vor Bio is poised to translate advances in cell and genome engineering into potential cures for acute myeloid leukemia and other blood cancers with high medical needs,” said Dr. Namouni. “I am pleased to join the Board and look forward to contributing my knowledge and experience in oncology and hematology drug development as the company continues to make progress in the clinic and work toward bringing important new medicines to patients.”

Dr. Namouni holds an M.D. from the University of Annaba Medical School in Algeria, and a Pediatrics degree from Université Rene Descartes in Paris, France. In addition, he received a Pediatric Oncology and Hematology degree and an M.S. in clinical and experimental pharmacology from Université Paris-Sud in France.

About Vor Bio

Vor Bio is a clinical-stage cell and genome engineering company that aims to change the standard of care for patients with blood cancers by engineering hematopoietic stem cells to enable targeted therapies post-transplant. For more information, visit: www.vorbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,” “design,” “enable,” “expect,” “initiate,” “intend,” “may,” “on-track,” “ongoing,” “plan,” “potential,” “should,” “target,” “update,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include Vor Bio’s statements regarding the potential of its therapeutic approach to cure AML and other blood cancers, the ability of the Vor Bio platform to address the complexities of treating blood cancers, the potential of engineered hematopoietic stem cells to enable targeted therapies in the post-transplant setting, and other statements that are not historical fact. Vor Bio may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of Vor Bio’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products; the success of Vor Bio’s in-house manufacturing capabilities and efforts; and availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in Vor Bio’s most recent annual or quarterly report and in other reports it has filed or may file with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Vor Bio expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

Contact:

Investors & Media

Sarah Spencer

+1 857-242-6076

sspencer@vorbio.com